UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2023

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Missouri Public Service Commission (the “MoPSC”) Approval of “Black Box” Settlement in Missouri-American Water Company, Inc. (“Missouri American Water”) General Rate Case
On May 3, 2023, the MoPSC issued an order (the “Order”) approving the March 3, 2023 joint “black box” settlement of the general rate case filed by Missouri American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”). The Order approves a $44.3 million annualized increase in water and wastewater revenues, excluding $50.7 million in previously approved infrastructure surcharges. The new water and wastewater rates are expected to be effective by May 31, 2023. The original filing, made on July 1, 2022, requested a $105.1 million increase in annualized water and wastewater revenues, excluding $40.2 million in previously approved infrastructure surcharges. Subsequent to the original filing, Missouri American Water filed an additional request for recovery of defined infrastructure investments, which adjusted the infrastructure surcharges to $50.7 million, and, in turn, the amount of the incremental annualized revenue in the general rate case decreased to $94.6 million.
The requested annualized revenue increase was driven primarily by $770 million of incremental capital investments since the 2021 general rate case. For purposes of the general rate case, Missouri American Water’s view of its rate base is $2.3 billion, and its view as to its return on equity (“ROE”) and long-term debt ratio (each of which is based on the Order but was not disclosed therein) is 9.75% and 50.0%, respectively, compared to an ROE of 9.55% and long-term debt ratio of 50.0%, each of which was based on Missouri American Water’s view of its 2021 general rate case.
A copy of the press release issued by Missouri American Water on May 3, 2023 to announce the issuance of the MoPSC’s order has been filed as Exhibit 99.1 hereto and is incorporated herein by reference. References and links to websites and other information contained in this press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Press Release, dated May 3, 2023, issued by Missouri American Water.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	May 3, 2023	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
Executive Vice President and Chief Financial Officer
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